Exhibit 23.2 – Consent of Lichter, Weil & Associates, Certified Public Accountants

[LETTERHEAD]

Lichter, Weil & Associates

Certified Public Accountants

Consent of Independent Certified Public Accountants

E/S Corporation

Seattle, WA

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form SB-1 of our report dated July 10, 2001, relating to the financial statements of E/S Corporation.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

S/ Lichter, Weil & Associates

Los Angeles, California

January 8, 2002